Exhibit 99.1

Actelis Networks, Inc. Authorizes up to $1 Million Share Repurchase Program

FREMONT, Calif., November 22, 2022 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT networks, today announced that its Board of Directors has authorized a share repurchase program pursuant to which the Company may repurchase up to $1 million of its outstanding shares of common stock (the "Share Repurchase Program").

The Board of Directors authorized the Company to purchase its common stock from time to time on a discretionary basis through open market purchases, privately negotiated transactions or other means, including trading plans intended to qualify under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, in accordance with applicable federal securities laws and other applicable legal requirements. The Company expects to fund these repurchases through existing cash balances. Decisions regarding the amount and timing of purchases under the Share Repurchase Program will be based on the Company’s cash on hand, cash flows from operations, general market conditions, regulatory requirements and other factors. Actelis is not obligated to acquire any particular amount of its common stock under the Share Repurchase Program. The Share Repurchase Program has no set termination date and may be suspended or discontinued by the Company’s Board of Directors at any time.

“We believe that there is a disconnect between our current share-price and the fair value of our stock” said Tuvia Barlev, CEO of Actelis. “2022 has been a year of investment and growth for Actelis and with our continuous efforts, we look forward to further accelerate our growth. The authorization of this Share Repurchase Program reflects our leadership’s confidence in the trajectory of the organization and our ability to generate long-term shareholder value.”

About Actelis Networks, Inc.

Actelis Networks, Inc. is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the SEC, including, but not limited to, the risks detailed in the Company’s final prospectus (Registration No. 333-264321), filed with the SEC on May 16, 2022. Investors and security holders are urged to read these documents free of charge on the Securities and Exchange Commission's web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Investor Relations Contact:

Matt Glover and Ralf Esper

Gateway Investor Relations

+1 949-574-3860

ASNS@gatewayir.com